Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement Nos. 333-109962 and 333-221862 on Form S-8 of our report dated November 12, 2021 relating to the financial statements of Daktronics Inc. 401(k) Plan, appearing in the Annual Report on Form 11-K of Daktronics Inc. 401(k) Plan for the year ended April 30, 2021. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota

November 12, 2021